EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Network-1 Technologies, Inc.

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1, Amendment No. 3 on Form S-3 (of which this consent is filed as Exhibit 23.1) and related prospectus pertaining to Network-1 Technologies, Inc. and to incorporation by reference of our report, dated March 5, 2015, related to our audit of the consolidated financial statements of Network-1 Technologies, Inc. for the year ended December 31, 2014.

/s/ Friedman LLP

New York, New York
April 21, 2015